UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

MONUMENTAL MARKETING, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-28769

(Commission File Number)

86-0970146

(I.R.S. Employer Identification Number)

7 Jabotinsky Street, Aviv Tower, 46th Floor, Ramat Gan, Israel 52520

(Address of principal executive offices, including zip code)

972-3-575-1296

(Registrant's telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2007, Haim Karo resigned as a director of our company.

Our board of directors now consists of Raanan Algerand, Edward Agabs and Malcolm Taub. Mr. Karo will continue to act as our President, Chief Executive Officer, and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONUMENTAL MARKETING, INC.

Per: /s/ Raanan Algerand

Raanan Algerand

Director

November 22, 2007